UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/07/2011

EVERCORE PARTNERS INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32975

Delaware	20-4748747
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

55 East 52nd Street, 38th Floor
New York, New York 10055
(Address of principal executive offices, including zip code)

(212) 857-3100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

This report on Form 8-K/A amends the disclosure in Item 5.07 of the report on Form 8-K filed on June 9, 2011, of Evercore Partners Inc. ("Evercore"), to disclose Evercore's Board of Director's decision in light of the stockholder non-binding, advisory vote on the frequency of future stockholder non-binding, advisory votes on the compensation paid to Evercore's Named Executive Officers (the "say on pay vote").

Evercore's Board of Directors has considered the results of the non-binding, advisory vote on the frequency of future say on pay votes. In light of the results of such vote, where a majority of stockholders who voted chose a triennial say on pay vote, Evercore's Board of Directors has determined that Evercore will hold a say on pay vote every three (3) years. Evercore's Board of Directors will reevaluate this determination after the next stockholder advisory vote on the frequency of say on pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE PARTNERS INC.

Date: October 20, 2011	By:	/s/ Adam B. Frankel
Adam B. Frankel
General Counsel